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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-54741, No. 33-66516, No. 333-00903, No. 333-13099 and 333-114446) and Form S-8 (No. 333-29711, No. 333-95255, No. 333-95259, No. 333-75732, No. 333-98107, No. 333-103682 and No. 333-103684) of Western Gas Resources, Inc. of our report dated March     , 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
March 12, 2005

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  Exhibit 23.1